UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2015

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 14, 2015, Crown Castle International Corp., a Delaware corporation (“Crown Castle”), and Crown Castle Operating LLC, a Delaware limited liability company and wholly owned subsidiary of Crown Castle (“CCOL”), entered into a definitive agreement with The Trust Company (Nominees) Limited, Todd International Investments Limited, Oceania Capital Limited, Birdsong Capital Limited, Baytown Investments Limited and Heritage PTC LLC (collectively and, together with CCOL, the “Sellers”), Turri Finance Pty Ltd, a corporation organized under the laws of Australia, and Turri Bidco Pty Ltd, a corporation organized under the laws of Australia that is controlled by a consortium of investors led by Macquarie Infrastructure and Real Assets (“Buyer”), pursuant to which Buyer will purchase all of the issued and outstanding shares of Crown Castle Australia Holdings Pty Ltd, a corporation organized under the laws of Australia and a subsidiary of Crown Castle and CCOL (“CCAH”). CCOL owns approximately 77.59% of CCAH’s outstanding shares.

Subject to the terms of the Agreement for the Sale and Purchase of the Shares of Crown Castle Australia Holdings Pty Ltd (“Share Purchase Agreement”), the aggregate purchase price payable to Crown Castle and the Sellers is approximately A$2.0 billion in cash or approximately US $1.6 billion assuming an exchange rate of 0.80 US dollars to 1.0 Australian dollar. Upon consummation of the transaction, Crown Castle expects to receive net proceeds, payable to CCOL, of approximately US $1.3 billion after accounting for its ownership interest, repayment of intercompany debt owed to it by CCAH and estimated transaction fees and expenses. Actual cash proceeds are subject to customary working capital adjustments pursuant to the Share Purchase Agreement.

The Share Purchase Agreement contains customary warranties and covenants. The closing of the transaction is subject to customary closing conditions and is expected to occur during the second quarter of 2015.

Assuming consummation of the transaction, Crown Castle expects to designate a significant portion of its dividend distributions paid to its common and preferred stockholders during 2015 as capital gain dividends, which are generally taxed to U.S. stockholders as long-term capital gains. Crown Castle anticipates utilizing a portion of its net operating losses to offset its gain on the anticipated sale of CCAH.

The foregoing summary is qualified in its entirety by the full text of the Share Purchase Agreement, which Crown Castle expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

ITEM 7.01 — REGULATION FD DISCLOSURE

On May 14, 2015, Crown Castle issued a press release announcing Crown Castle’s entering into the Share Purchase Agreement. The May 14, 2015 press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

As described in Item 7.01 of this Report, the following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated May 14, 2015

The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
	Name:	E. Blake Hawk
	Title:	Executive Vice President and General Counsel

Date: May 19, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 14, 2015